SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): March 16, 2009
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CHURCH & DWIGHT CO., INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey 08543
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (609) 683-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2009, the criteria on which annual incentive compensation may be paid to executive officers for 2009 under the Church & Dwight Co., Inc. (the “Company”) annual incentive plan was approved.

For an executive officer who is not principally responsible for the performance of a division, 100% of incentive compensation will be based on corporate performance, of which 20% may be adjusted based on individual performance.  For an executive officer principally responsible for the performance of a division, 60% of incentive compensation will be based on corporate performance, of which a third (equivalent to 20% of total incentive compensation) may be adjusted based on individual performance, and 40% will be based on division performance.

The corporate performance portion of the incentive bonuses will be based on performance relating to four metrics: consolidated net sales, gross margin, operating margin and free cash flow (net cash provided by operating activities less capital expenditures).  Target award levels for corporate performance were established, and each of the corporate performance metrics accounts for 25% of the target award.

The division performance metrics differ by division.  For the consumer division, the targets are net sales, gross margin and operating margin. For the international division, the targets are net sales, gross margin, operating margin and two cash flow metrics, days sales outstanding and days cost of sales in inventory.  For the specialty products division, the targets are net sales, operating margin and EBIT (earnings before interest and tax expenses, including earnings from unconsolidated joint ventures).  All metrics for a particular division are weighted equally (i.e., each metric for the consumer division and the specialty products division accounts for 33 1/3% of the target award, and each metric for the international division accounts for 25% of the target award).

Certain metrics are subject to adjustment based on the occurrence of specified events, such as costs associated with the construction of a new manufacturing and warehouse facility in York County, Pennsylvania and the related closing of the North Brunswick, New Jersey complex.

In addition to the target amount of awards payable, the Company established minimum achievement levels for each metric, at or below which no award will be paid, and maximum achievement levels, at which the maximum award amount will be paid.  The Company applies a numerical rating system of 0 to 2.0 to determine the payout amount under the Plan.  A 1.0 rating is based upon as specified percentage of an executive officer’s salary (100% for the chief executive officer, 60% for the chief financial officer and 50% for other executive officers).  As has been the practice in the two preceding years, a rating of 1.2 is applied if target performance is achieved, a rating of 2.0 is applied if maximum achievement levels are reached and a rating of 0.0 is applied if performance is at or below the minimum achievement level.

Individual adjustments, if any, are determined based upon an assessment of an executive officer’s performance with respect to a number of specific individual objectives within the following six categories: brand positioning, new product development, global leverage, margin improvement, merger and divestiture activity, and superior leadership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	March 20, 2009	By:	/s/ Susan E. Goldy
		Name:	Susan E. Goldy
		Title:	Executive Vice President, General Counsel and Secretary